Exhibit 10(a)

               Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. letterhead

                                                                  April 22, 1999

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway
St. Petersburg, Florida  33716

          RE:  WRL Series Annuity Account
               FILE NO. 33-49550
               -----------------------------
Gentlemen:

          We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (File No. 33-49550) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP


                                   By:  /s/ STEPHEN E. ROTH
                                      ------------------------------
                                      Stephen E. Roth